As filed with the Securities and Exchange Commission on December 15, 2010.

Registration Statement No. 333-170334

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIRCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o CIRCOR, Inc.

Suite 130

25 Corporate Drive, Burlington, MA 01803-4238

Telephone: (781) 270-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alan J. Glass, Esq.

Vice President, General Counsel and Secretary

c/o CIRCOR, Inc.

Suite 130

25 Corporate Drive, Burlington, MA 01803-4238

Telephone: (781) 270-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Frederic M. Burditt Vice President, Chief Financial Officer and Treasurer c/o CIRCOR, Inc. Suite 130 25 Corporate Drive, Burlington, MA 01803-4238 Telephone: (781) 270-1200 Facsimile: (781) 270-1299	David F. Dietz, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 Telephone: (617) 570-1000 Facsimile: (617) 523-1231

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

CIRCOR International, Inc. has prepared this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-170334) for the purpose of filing Exhibit 5.1 to the Registration Statement with the Securities and Exchange Commission. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of such Registration Statement and accordingly such prospectus has not been included herein.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by CIRCOR International, Inc. and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$28,520
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*

Total	$28,520

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Pursuant to Section 145(a) of the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of our company) by reason of the fact that the person is or was a director, officer, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the Delaware General Corporation Law, the power to indemnify also applies to actions brought by or in the right of our company as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we may not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the Delaware General Corporation Law applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(g) of the Delaware General Corporation Law provides that we have the power to purchase and maintain insurance on behalf of our officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General

Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. Our amended and restated certificate of incorporation further provides that if the Delaware General Corporation Law is amended after the effective date of our amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our amended and restated by-laws provide that we shall indemnify our directors and officers, and may in the discretion of our board of directors indemnify our non-officer employees, to the fullest extent permitted by the Delaware General Corporation Law, provided a determination is made by a majority of disinterested directors, a committee of disinterested directors designated by a majority of disinterested directors, independent legal counsel or our stockholders that such director, officer or non-officer employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, our amended and restated by-laws provide that Circor shall indemnify any director or officer, and may indemnify any non-officer employee, seeking indemnification in connection with a proceeding initiated by such director, officer or non-officer employee only if such proceeding was authorized by our board of directors, unless such proceeding was brought to enforce a director or officer’s right to indemnification under our amended and restated by-laws.

Our amended and restated by-laws also require the advancement of expenses incurred by directors in connection with any proceeding and permit such advancement of expenses incurred by officers (at the discretion of our board of directors) or non-officer employees (at the discretion of our board of directors or of any officer who is authorized to act on our behalf), provided the advancement of expenses is proceeded or accompanied by an undertaking by or on behalf of the applicable director, officer or non-officer employee to repay any expenses so advanced if it shall ultimately be determined that such individual is not entitled to be indemnified against such expenses.

The rights to indemnification and advancement of expenses set forth in our amended and restated certificate of incorporation and our amended and restated by-laws are not exclusive of any other right which any director, officer, or non-officer employee has or may acquire under any statute, agreement or otherwise. Our amended and restated by-laws also provide that we may maintain insurance to protect our self and any of our directors, officers or non-officer employees, whether or not we would have the power to indemnify such persons again such liability under the Delaware General Corporation Law or the provisions of our amended and restated by-laws. We have obtained officers’ and directors’ liability insurance which insures against liabilities that our officers and directors, in such capacities, may incur.

We have also entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law and expect to enter into a similar agreement with any new directors or officers.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this fifteenth day of December, 2010.

CIRCOR INTERNATIONAL, INC.

By:	/S/ A. WILLIAM HIGGINS
A. William Higgins Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ A. WILLIAM HIGGINS	Chairman and Chief Executive Officer	December 15, 2010
A. William Higgins	(Principal Executive Officer)

*	Vice President, Chief Financial Officer and Treasurer	December 15, 2010
Frederic M. Burditt	(Principal Financial Officer)

*	Vice President, Corporate Controller	December 15, 2010
John F. Kober	(Principal Accounting Officer)

*	Director	December 15, 2010
Jerome D. Brady

*	Director	December 15, 2010
David F. Dietz

*	Director	December 15, 2010
Douglas M. Hayes

*	Director	December 15, 2010
Thomas E. Naugle

*	Director	December 15, 2010
C. William Zadel

Director
Peter M. Wilver

*By:	/S/ A. WILLIAM HIGGINS
A. William Higgins Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Distribution Agreement by and between Watts Industries, Inc. and CIRCOR International, Inc., dated as of October 1, 1999, is incorporated herein by reference to Exhibit 2.1 to Amendment No. 2 to CIRCOR International, Inc.’s Registration Statement on Form 10-12B, File No. 000-26961, filed with the Securities and Exchange Commission on October 6, 1999.

3.1	Amended and Restated Certificate of Incorporation of CIRCOR International, Inc., is incorporated herein by reference to Exhibit 3.1 to CIRCOR International, Inc.’s Form 10-Q, File No. 001-14962, filed with the Securities and Exchange Commission on October 29, 2009.

3.2	Amended and Restated By-Laws of CIRCOR International, Inc., is incorporated herein by reference to Exhibit 3.2 to CIRCOR International, Inc.’s Form 10-K, File No. 001-14962, filed with the Securities and Exchange Commission on February 26, 2009.

3.3	Certificate of Amendment to the Amended and Restated By-Laws of CIRCOR International, Inc., is incorporated herein by reference to Exhibit 3.3 to CIRCOR International, Inc.’s Form 10-K, File No. 001-14962, filed with the Securities and Exchange Commission on February 26, 2009.

3.4	Amended and Restated Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of CIRCOR International, Inc., is incorporated herein by reference to Exhibit 3.4 to CIRCOR International, Inc.’s Form 10-Q, File No. 001-14962, filed with the Securities and Exchange Commission on October 29, 2009.

4.1§	Form of Indenture for Senior Debt Securities.

4.2§	Form of Senior Debt Security (included in Exhibit 4.1 hereto).

4.3§	Form of Indenture for Subordinated Debt Securities.

4.4§	Form of Subordinated Debt Security (included in Exhibit 4.3 hereto).

4.5	Shareholder Rights Agreement, dated as of September 23, 2009, between CIRCOR International, Inc. and American Stock Transfer & Trust Company LLC, is incorporated herein by reference to Exhibit 4.1 to CIRCOR International, Inc.’s Form 8-A, File No. 001-14962, filed with the Securities and Exchange Commission on September 28, 2009.

4.6	Specimen certificate representing the Common Stock of CIRCOR International, Inc., is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to CIRCOR International, Inc.’s Registration Statement on Form 10-12B, File No. 000-26961, filed with the Securities and Exchange Commission on September 22, 1999.

4.7*	Form of Certificate of Designations.

4.8*	Form of Preferred Stock Certificate.

4.9*	Form of Warrant Agreement.

4.10*	Form of Warrant Certificate.

4.11*	Form of Unit Agreement.

4.12*	Form of Unit Certificate.

5.1	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered.

12.1§	Computation of Ratio of Earnings to Fixed Charges.

23.1§	Consent of Grant Thornton LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

23.3§	Consent of Hamilton, Rabinovitz & Associates, Inc.

24.1§	Power of Attorney.

25.1**	Form T-l Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2**	Form T-l Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	To be filed, if necessary, separately under the electronic form type 305B2.
§	Previously filed.